MegaBank Financial Corporation
                   8100 E. Arapahoe Road, Suite 214
                      Englewood, Colorado  80112

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              MAY 6, 1999



To the Shareholders of MegaBank Financial Corporation:

     The annual meeting of shareholders of MegaBank Financial Corporation ("MegaBank") will be held at Phipps' Mansion, 3400 Belcaro Drive, Denver, Colorado at 9:30 a.m. local time on Thursday, May 6, 1999, for the following purposes:

     1.   The election of seven directors;

     2. Approval of the appointment of Fortner, Bayens, Levkulich and Co., P.C. as independent auditors for 1999; and

     3. Transaction of such other business as may properly come before the annual meeting.

     The Board of Directors has fixed the close of business on March 26, 1999 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on March 26, 1999 will be entitled to vote at the annual meeting.

     All shareholders are cordially invited to attend the annual meeting in person. TO ENSURE THAT YOU ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE ANNUAL MEETING YOU CAN REVOKE YOUR PROXY AND VOTE IN PERSON. Your early attention to the proxy will be greatly appreciated because it will reduce the costs incurred in obtaining voting instructions from shareholders.

                                   By Order of the Board of Directors

April 1, 1999                      /s/  Susan A. Putland

                                   Susan A. Putland, Secretary

                    MegaBank Financial Corporation
                   8100 E. Arapahoe Road, Suite 214
                       Englewood, Colorado 80112

                            PROXY STATEMENT

                    ANNUAL MEETING OF SHAREHOLDERS
                              MAY 6, 1999


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MegaBank Financial Corporation ("MegaBank") for use at the annual meeting of shareholders of MegaBank to be held at the Phipps' Mansion, 3400 Belcaro Drive, Denver, Colorado on Thursday, May 6, 1999 at 9:30 a.m. local time and any postponement or adjournment thereof.

     This Proxy Statement and the enclosed proxy card were sent to MegaBank's shareholders on or about April 1, 1999.

Matters to be considered.

     The following matters will be acted on by the holders of Common Stock at the annual meeting:

          1.   Election  of  seven Directors to serve for the  ensuing
               year  and  until  their  successors  are  elected   and
               qualified;

          2.   Approval   of  the  appointment  of  Fortner,   Bayens,
               Levkulich and Co., P.C. as independent auditors for 1999; and

          3. Transaction of such other business as may properly come before the annual meeting.

Voting Securities and Voting Rights.

     Only shareholders of record on March 26, 1999, or their proxies, will be entitled to vote at the annual meeting. The Common Stock is the only class of stock outstanding. On March 26, 1999, MegaBank had 7,607,340 shares of Common Stock outstanding.

     A majority of the shares of Common Stock outstanding must be represented at the annual meeting in person or by proxy to constitute a quorum for the above two proposals and for the transaction of business. Each share of Common Stock is entitled to one vote on all matters. In the election of directors, each share of Common Stock is entitled to one vote for a nominee for each director position. MegaBank does not have cumulative voting in the election of Directors. A shareholders' list will be available for examination by shareholders at the annual meeting.

Voting Procedure.

     The shares represented by each properly executed proxy returned to MegaBank will be voted at the meeting as indicated on the proxy. If no instructions are given on a proxy for Common Stock, the persons authorized by such proxy will vote in favor of election of the nominees as Directors named in this Proxy Statement and for the approval of the appointment of Fortner, Bayens, Levkulich and Co., P.C. as independent auditors of MegaBank for 1999. Any person giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of MegaBank a duly signed revocation or proxy bearing a later date or by voting in person at the meeting.

     The Board of Directors is not aware of any matters other than those set forth above that may come before the annual meeting. If any other matters are properly presented to the meeting for action, unless contrary instructions are given, the persons named in the enclosed form of proxy and acting thereunder have the power to vote in accordance with their best judgment on such matters.

     Election of the nominees as Directors and approval of the appointment of independent auditors will require the affirmative vote of a majority of the shares of Common Stock represented at the meeting in person or by proxy.

     If a proxy is marked with instructions to withhold authority to vote for one or more Director nominees or to abstain from voting on any matter, those shares will be treated as represented at the meeting and entitled to vote in determining whether a quorum is present. In other matters where approval is required by a majority of shares outstanding or represented at the meeting, abstentions from voting on a matter will have the effect of a vote against the matter.

Solicitation of Proxies.

     The cost of solicitation of proxies will be borne by MegaBank. Solicitation of proxies may be made by officers, Directors and employees of MegaBank in person, by telephone or by mail. In addition, brokers, banks and other nominee holders will be reimbursed for expenses they incur in forwarding proxy materials to and obtaining voting instructions from beneficial owners of MegaBank's stock.

Holdings of Nominees, Certain Officers and Principal Holders of Common
Stock.

     On March 26, 1999, there were approximately 48 record holders of MegaBank Common Stock; management estimates that there are another 800 beneficial owners of the Common Stock.

     The following tables set forth certain information regarding beneficial ownership of Common Stock, as of March 1, 1999, by (i) each shareholder known by MegaBank to be the beneficial owner of more than 5% of the outstanding Common Stock and (ii) each nominee of MegaBank and its executive officers and (iii) all nominees and executive officers as a group. Unless otherwise indicated, based on information furnished by such owners, management believes that the shareholders listed below have sole investment and voting power with respect to their shares.

                                                Shares
                                             Beneficially   Percentage
          Beneficial Owner                       Owned       of Class
          ----------------                   ------------   ----------
          Directors and Executive Officers
          Thomas R. Kowalski                  3,021,650(1)     39.7%
            8100 East Arapahoe Road
            Englewood, Colorado 80112

          Raymond L. Anilionis                  642,780(2)      8.4%
            9034 East Easter Place, Suite 202
            Englewood, Colorado 80112

          Larry A. Olsen                        151,590         2.0%
            8100 East Arapahoe Road
            Englewood, Colorado  80112

          Susan A. Putland                          545          *
            8100 East Arapahoe Road
            Englewood, Colorado  80112

          Hiram J. Welton                         1,000          *
            8100 East Arapahoe Road
            Englewood, Colorado  80112

          Dr. Donald B. Brown                        --          --
            4545 East Ninth Avenue
            Denver, Colorado 80220

          William F. Sievers                      2,000          *
            26 West Dry Creek Circle, Suite 750
            Littleton, Colorado 80120

          Roger L. Morgan                            --          --
            1615 Country Club Road
            Ft. Collins, Colorado 80524

         Ryan R. Kowalski                       388,890(3)      5.1%
            8100 East Arapahoe Road
            Englewood, Colorado  80112

         All executive officers and directors
           as a group (nine persons)          3,819,565(4)     50.2%

____________
(1) Of this amount, 1,394,690 shares are owned directly, and all other shares are owned indirectly through entities or persons controlled by Thomas R. Kowalski.
(2) Of this amount, 394,000 shares are owned directly, and all other shares are owned by an entity controlled by Mr. Anilionis.
(3) All shares are owned indirectly through entities controlled by Ryan R. Kowalski or of which he is a beneficiary. These shares are also included in the ownership of Thomas R. Kowalski.
(4) Shares owned indirectly through entities controlled by Ryan R. Kowalski or Thomas R. Kowalski or of which Ryan R. Kowalski is a beneficiary have been included once in this number.
*    Represents less than 1%.

Other principal shareholders are as follows:

                                                 Shares
                                              Beneficially   Percentage
          Beneficial Owner                       Owned        of Class
          ----------------                    ------------   ----------
          Realtek Company Employees' Profit     614,820(1)      8.1%
            Sharing Plan and Trust
            8100 East Arapahoe Road, Suite 214
            Englewood, Colorado  80112

          Warren P. Cohen                       712,500(2)      9.4%
            595 South Broadway, Suite 200
            Denver, Colorado 80209

          Vernon J. Purdy                       468,750         6.2%
            1900 East Girard, Suite 509
            Englewood, Colorado  80110

          William D. Kenny                      390,000         5.1%
            38 Eagle Drive
            Littleton, Colorado  80123

____________
(1) This entity is controlled by Thomas R. Kowalski and its shares are also included in his beneficial ownership in the table above.
(2) Of this amount, 460,473 shares are owned directly, and all other shares are owned indirectly through an entity controlled by Mr. Cohen.


                          PROPOSAL NO. 1

                      ELECTION OF DIRECTORS

     The Board of Directors of MegaBank currently consists of six members. As authorized by the Bylaws, the Board of Directors has decided to add one additional director for 1999. Thus, seven Directors are to be elected at the annual meeting by the holders of the Common Stock. The person authorized by the enclosed form of proxy will vote each proxy received by him for the election of the nominees named below unless contrary instructions are given. The term of office for all Directors will commence on election and such persons will serve as Directors until their successors are elected and qualified. Each nominee has consented to be named in this Proxy Statement and to serve if elected. It is not expected that any nominee will become unable to serve as a Director prior to or after the annual meeting.

     The Board of Directors of MegaBank recommends a vote FOR the election of the nominees named below. Proxies solicited by the Board of Directors will be voted FOR the named nominees unless instructions are given to the contrary.

     The following sets forth certain information with respect to each of the nominees:

Name                  Age    Position
----                  ---    --------
Thomas R. Kowalski     59    Chairman  of  the  Board   and   Chief
                             Executive   Officer  of  MegaBank   and   its
                             subsidiary bank

Larry A. Olsen(1)      53    President, Chief Operating Officer  and
                             Director of MegaBank and its subsidiary bank

Raymond L. Anilionis   51    Vice President and Director of MegaBank
                             and Director of its subsidiary bank

Dr. Donald B. Brown(1) 70    Director of MegaBank and its subsidiary
                             bank

William F. Sievers(1)  55    Director of MegaBank and its subsidiary
                             bank

Roger L. Morgan        56    Director of MegaBank and its subsidiary
                             bank

Ryan R. Kowalski(2)    30    Vice President, Real Estate and Director
                             of MegaBank's subsidiary bank

__________
(1)  Member of the Audit Committee.
(2)  New Nominee for 1999.

     There are no family relationships among any of the directors and executive officers except that Thomas R. Kowalski is the father Ryan
R. Kowalski.

     Thomas R. Kowalski has been Chairman of the Board and Chief Executive Officer of MegaBank since he founded it in 1984, and has served in the same positions for its subsidiary bank since November 1983. Since 1980 he has been Chairman of the Board and Chief Executive Officer of the First State Bank of Hotchkiss, a Colorado bank. Mr. Kowalski is also Chief Executive Officer, and beneficial owner of approximately 97.0% of the outstanding stock, of Orchard Valley Financial Corporation, the bank holding company that owns First State Bank of Hotchkiss. From October 1972 through September 1992, Mr. Kowalski was President of Realtek Company, a general contractor and real estate development corporation he sold to Ryan Kowalski in 1992.

     Larry A. Olsen has been President, Chief Operating Officer and Director of MegaBank since 1997 and has served in the same positions of its subsidiary since 1994. From 1989 to 1994, Mr. Olsen was the Chief Operating Officer of Non-Legal Affairs for Codilis and Stawiarski, P.C., a law firm. From 1972 to 1988, Mr. Olsen was employed by Columbia Savings & Loan Association, having served from 1986 to 1988 as President and Chief Operating Officer.

     Raymond L. Anilionis has been a Vice President and Director of MegaBank since 1984 and a Director of its subsidiary bank since 1984. Since January 1994, Mr. Anilionis has been the President of Landmark Realty Advisors, a real estate consulting and appraisal company. From 1974 to December 1993, Mr. Anilionis was employed in the mortgage banking and real estate development and management industry by Mortgage Investment Company and Associated Investment Company in various positions, including Senior Vice President. He is also the owner of First Fidelity Service Corp., a real estate consulting firm.

     Dr. Donald B. Brown has been a Director of MegaBank since 1997 and a Director of its subsidiary since 1989. Dr. Brown previously served as a Director of MegaBank from 1989 to 1994. Dr. Brown has practiced medicine as an endocrinologist since 1961.

     William F. Sievers has been a Director of both MegaBank and its subsidiary bank since 1997. Since 1994, Mr. Sievers has been employed with Lucent Technologies as Program Management Vice President in the Network Systems Division. Previously, he worked for AT&T for over 30 years in several capacities, including the senior management positions of Manufacturing Vice President and Regional Vice President.

     Roger L. Morgan has been a Director of MegaBank and its subsidiary bank since January 1999. Prior to his retirement in 1998, for twelve years, Mr. Morgan was President, Chief Operating Officer and Director of HomeAmerican Mortgage Corporation, a nationwide residential mortgage lender affiliated with M.D.C. Holdings, Inc., and Richmond American Homes.

     Ryan R. Kowalski has been Vice President, Real Estate since January 1997, and a Director since January 1998, of MegaBank's subsidiary bank. Mr. Kowalski was previously President and Chief Executive Officer of Realtek Company, a custom homebuilder and developer, from 1992 through 1996.

     Directors of MegaBank receive $500 for each regular board meeting attended. In addition, directors are reimbursed for expenses incurred in attending board meetings. The Board of Directors held six meetings during 1998. Each Director attended at least 75% of the meetings.

     MegaBank's Board of Directors has an Audit Committee which is responsible for making recommendations to the Board of Directors concerning the engagement of independent public accountants, reviewing the overall scope and results of the annual audit of MegaBank and performing such other functions as may be prescribed by the Board of Directors. The members of the Audit Committee are elected annually by the Directors. The Audit Committee met once in 1998 and is comprised of Messrs. Brown, Olsen and Sievers. All committee members attended each meeting.

Section 16(a) Beneficial Ownership Reporting Compliance.

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to MegaBank during the year ended December 31, 1998, the following officers and directors failed to file reports required by
Section  16 of the Securities Exchange Act of 1934 on a timely  basis:
Hiram J. Welton filed late a Form 3 relating to his ownership of Common Stock, and William F. Sievers filed late a Form 3 relating to his ownership of Common Stock. MegaBank is not aware of any other persons who have failed to file timely reports.

                        EXECUTIVE COMPENSATION

      The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and each of its executive officers who received cash compensation exceeding $100,000 for 1998, 1997 or 1996. No other executive officer of the Company received compensation from the Company exceeding $100,000 during 1998, 1997 and 1996.

Summary Compensation Table

                                                   Awards                  Payouts
                                                   -------------------------------
                                                            Securities
                                         Other                 Under-
       Name                              Annual  Restricted    lying             All Other
                                        Compen-     Stock    Options/     LTIP   Compen-
Name and Principal        Salary  Bonus  sation   Award(s)     SARs      Payouts  sation
    Position        Year    ($)     ($)    ($)        ($)       (#)         ($)      ($)
------------------  ----  ------- -------  ----      ----      ----        ----      ----
Thomas R. Kowalski  1998  150,000 298,490   --        --        --           --       --
Chairman of the     1997  150,000 275,000   --        --        --           --       --
 Board and CEO      1996  150,000 238,101   --        --        --           --       --

Larry A. Olsen      1998  105,000  11,167   --        --        --           --       --
President and COO   1997   86,250   8,733   --        --        --           --       --
of the Company      1996   80,000   9,637   --        --        --           --       --
and the Bank

Stock Incentive Plan.

     In August 1998, the Company adopted the 1998 Long-Term Incentive Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to provide continuing incentives to the Company's and its subsidiaries' key employees, which may include officers and members of the Board of Directors. The Incentive Plan authorizes 500,000 shares of common stock to be reserved for issuance thereunder. Under the Incentive Plan, the Company may grant to participants awards of stock options, restricted stock, stock appreciation rights, performance shares or any combination thereof. The Incentive Plan is to be administered by the Board of Directors or a Compensation Committee of the Board of Directors composed of at least two non-employee members. Subject to the terms of the Incentive Plan, the Board or Compensation Committee determines, among other matters, the persons to whom awards are granted and the terms of the awards.

     Under the stock option component of the Incentive Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which are not qualified as incentive stock options. Incentive stock options may not be granted at an exercise price of less than the fair market value of the common stock on the date of grant, while non-qualified stock options may be granted at any exercise price. The exercise price may be paid in cash, in shares of common stock (valued at fair market value at the date of exercise) or by a combination of such means of payment, as may be determined by the Board or Compensation Committee.

     Under the restricted stock component of the Incentive Plan, the Company may award shares of restricted stock upon payment of consideration as determined by the Board or Compensation Committee. Upon the award, a restriction period (not to exceed 10 years) and/or performance goals may be set. Subject to the terms of each individual award, a restricted stock award is forfeited upon termination of employment by the recipient during the restriction period and any consideration paid by the participant is returned.

     An award of a stock appreciation right allows a recipient to receive a cash payment or shares of common stock to the extent of any appreciation in the book value or the fair market value of the common stock of the Company over a specified period of time. Stock appreciation rights may also be awarded in tandem with stock options, and recipients of such tandem awards may elect to exercise the award as a stock option or as a stock appreciation right. Under the performance share component of the Incentive Plan, recipients are awarded a specified number of shares of common stock subject  to  the
recipient  or the Company attaining specified performance goals.   The
Board or Compensation Committee, under certain circumstances, may waive or modify performance criteria on existing performance share awards.

     The Incentive Plan will be discontinued in the event of the dissolution or liquidation of the Company or in the event of a reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the reorganization and no plan or agreement respecting the reorganization is established which specifically provides for the continuation of the Incentive Plan and the conversion, or exchange of the common stock relating to existing awards for securities of another company. Upon the dissolution of the Incentive Plan, all awards will become fully vested and all outstanding options and stock appreciation rights will become immediately exercisable by the holders.

     In the case of any reclassification, recapitalization, stock dividend, stock split or other similar event, the Board or Compensation Committee is empowered to make adjustments as to the number and kind of securities covered by each outstanding award and, where applicable to adjust the exercise price thereunder.

     The following table set forth certain information regarding stock options granted to the above named executive officers during 1998.

                    Number of    Percent of
                   Securities   Total Options
                    nderlying    Granted to
                     Options    Employees in     Exercise    Expiration
Name                 Granted(#)  Fiscal Year(1)  Price($/Sh)    Date
----               ------------ ---------------  ----------- ----------
Thomas R. Kowalski   50,000         46.1%          $11.00     9/1/2008
Larry A. Olsen        5,000          4.6%          $10.00     9/1/2008

_________
(1) Based on a total of 108,500 option shares granted to employees during 1998.

     No options were exercised by the Executive Officers during 1998.

     The following table sets forth the aggregate options held by certain executive officers of MegaBank along with values of in-the-money options at December 31, 1998.

                          Aggregate Option Values

                          Number of securities         Value of unexercised
                        underlying unexercised         in-the-money options
                      options at fiscal year end(#)  at fiscal year end($)(1)
                      ----------------------------   ------------------------
Name                  Exercisable    Unexercisable   Exercisable Unexercisable
----                  -----------    -------------   ----------- -------------
Thomas R. Kowalski        --            50,000            --          --
Larry A. Olsen            --             5,000            --          --

_________
(1) Based upon the market price per share of Common Stock at December 31, 1998 of $9.50 per share.

Certain Transactions

      Nagrom LLC, a Colorado limited liability company, owns the building and land in which the Company's principal office is located. The Bank leases office space in the building. The lease began in 1995 and is for a period of 10 years. The rent for 1998 was approximately $334,000, and will increase 3.5% per year. The Board of Directors of the Company believes that the rates are comparable to those that could be obtained from unaffiliated third parties. Nagrom LLC is beneficially owned by Kowalski Capital LLC, a Colorado limited liability company (71.0%), Raymond L. Anilionis (13.0%), an officer and director of the Company, and Warren P. Cohen (16.0%), a director of the Bank. Kowalski Capital LLC is owned 95.0% by the Thomas R. Kowalski Irrevocable Trust. The beneficiaries of the trust are Ryan Kowalski (the adult son of Thomas R. Kowalski) and Ryan Kowalski's minor daughter. The remaining 5.0% of Kowalski Capital LLC is owned by Respond Corp., of which Thomas R. Kowalski is the sole shareholder.

      1996 Newton LLC, a Colorado limited liability company, leases space to the Bank for its branch at 32nd Avenue and Newton, Denver. 1996 Newton LLC is owned by Kowalski Capital (50.0%), Raymond L. Anilionis (25.0%) and the Warren P. Cohen Beneficial Trust (25.0%). The lease commenced in May 1996 and runs for a period of 10 years. Rent is approximately $31,000 per annum, and incrementally increases to $36,000 per year for the last five years of the lease. The Board of Directors of the Company believes that the rates are comparable to those that could be obtained from unaffiliated third parties.

      Osage 3734, LLC, a Colorado limited liability company, leases space to the Bank for its new centralized processing center at 3734 Osage Street, Denver. Osage 3734, LLC is owned equally by KLA/4 Family Limited Partnership RLLLP, an entity controlled by Raymond L. Anilionis, Ryan Kowalski, Vice President and Director of the Bank and son of Thomas R. Kowalski, and Respond Corporation, an entity owned by Thomas R. Kowalski. The building is currently undergoing renovations to suit the needs of the Bank. Rent is approximately $48,000 per annum and the Bank expects to occupy the building in 1999 under the terms of a ten-year triple net lease. The Board of Directors of the Company believes that the leasing terms are comparable to those that could be obtained from unaffiliated third parties.

     In July 1995, Thomas R. Kowalski, Raymond L. Anilionis and Warren
P. Cohen (the "Guarantors"), all of whom are officers and/or directors of the Company and/or the Bank and significant shareholders of the Company, entered into an agreement with the Company in connection with their personal guarantee of a $3.0 million loan to the Bank from First Interstate Bank of Denver. In return for the guarantee, the Company agreed to indemnify the Guarantors for all liabilities, costs or expenses relating to the guarantee and to provide additional compensation to the Guarantors. The additional compensation consisted of an aggregate fee, allocated among the three Guarantors, equal to 1.5% of the outstanding balance of the loan on each anniversary date plus a performance bonus based on earnings of the Bank as specified in the agreement. The loan was repaid in February 1998. The fees paid to the Guarantors from 1995 through 1998 in the aggregate were as follows: Mr. Kowalski - $507,965; Mr. Anilionis - $121,191; and Mr. Cohen - $121,191.

      In March 1997, the Bank entered into a Consulting Agreement with First Fidelity Service Corp. ("First Fidelity"), a consulting firm, which is wholly-owned by Raymond L. Anilionis. The agreement provides that First Fidelity will render services regarding bank site acquisitions, real estate acquisitions, management of construction projects, evaluation and assistance with negotiations of complex loans and work out transactions and any other services reasonably requested by the Bank. The term of the agreement is for one year, but automatically renews each year unless terminated by either party upon 30 days notice. Pursuant to the terms of the consulting agreement, First Fidelity is paid $5,000 per month for its services.

      The subsidiary bank has entered into certain loan participations with First State Bank of Hotchkiss, an entity controlled by Thomas R. Kowalski. Approximate loan principal balances outstanding under these participations are summarized as follows:

                                        Year Ended December 31,
                                        -----------------------
                                    1998          1997          1996
                                    ----          ----          ----
                                             (In thousands)
         Participations sold       $9,703        $8,227       $10,916
         Participations purchased   1,346         3,459           250

      The subsidiary bank has also sold loan participations to shareholders, officers and directors of the Company on the same terms as sold to third parties. At December 31, 1998, the participations sold to related parties were approximately $2.3 million. At December 31, 1997 and 1996, the participations sold to related parties were approximately $2.4 million and $7.9, respectively.

      In September 1993 the subsidiary bank entered into an agreement with First State Bank of Hotchkiss to purchase its branching rights. In total, the subsidiary bank paid First State Bank of Hotchkiss $2,500 a month over 40 months ending in September 1997.

     The officers, directors and principal shareholders of the Company and members of their immediate families and businesses in which they hold controlling interests are customers of the Bank. Credit transactions with these parties are subject to review by the Bank's board of directors. All outstanding loans and extensions of credit by the Bank to these parties were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1998, the aggregate balance of loans and advances under existing lines of credit to these parties was approximately $1.3 million or 0.69% of the Bank's total loans.

                            PROPOSAL NO. 2

                 Appointment of Independent Auditors

     The Board of Directors has engaged the firm of Fortner, Bayens, Levkulich and Co., P.C. as independent auditors to audit and report to the shareholders on the financial statements of MegaBank for the past three years. Representatives of Fortner, Bayens, Levkulich and Co., P.C. are expected to be present at the annual meeting and will have the opportunity make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the engagement is not required by law, the Board of Directors desires to solicit approval by the holders of the Common Stock. If the appointment of Fortner, Bayens, Levkulich and Co., P.C. is not approved by a majority of the shares of Common Stock represented at the meeting, the Board of Directors will consider the appointment of other independent auditors for 1999.

     Fortner,  Bayens,  Levkulich  and  Co.,  P.C.'s  report  on   the
financial statements of MegaBank for 1996, 1997 and 1998 did not contain an adverse opinion or a disclaimer of opinion and the reports were not qualified or modified as to uncertainty, audit scope, or accounting principles. During 1996, 1997 and 1998, there were no disagreements with Fortner, Bayens, Levkulich and Co. P.C. on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Fortner, Bayens, Levkulich and Co., P.C. would have caused Fortner, Bayens, Levkulich and Co. P.C. to make a reference to the subject matter of the disagreement in connection with its reports.

     The Board of Directors of MegaBank recommends a vote FOR the approval of appointment of Fortner, Bayens, Levkulich and Co., P.C. as independent auditors for the year 1999.

                         SHAREHOLDER PROPOSALS

     To be considered for inclusion in the Proxy Statement for the 2000 annual meeting of shareholders, proposals of the shareholders must be received by MegaBank no later than December 26, 1999. Such proposals should be directed to the Secretary of MegaBank.

                            OTHER BUSINESS

     Management  knows  of  no other matters to be  presented  at  the annual meeting. If any other matter properly comes before the meeting, the appointed proxies will vote the proxies in accordance with their best judgment.

                     ANNUAL REPORT TO SHAREHOLDERS

     A copy of MegaBank's Annual Report to Shareholders for the fiscal year ended December 31, 1998, accompanies this Notice of Annual
Meeting and Proxy Statement. No part of the Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

                         By Order of the Board of Directors

Englewood, Colorado
April 1, 1999
                                   10

PROXY                                                                PROXY

                    MegaBank Financial Corporation
                   8100 E. Arapahoe Road, Suite 214
                       Englewood, Colorado 80112

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of MegaBank Financial Corporation acknowledges receipt of the notice of Annual Meeting of Shareholders to be held Thursday, May 6, 1999 at 9:30 a.m. local time at the Phipps' Mansion, 3400 Belcaro Drive, Denver, Colorado and hereby appoints Thomas R. Kowalski and Larry A. Olsen, each with the power of substitution, as Attorneys and Proxies to appear and vote all the shares of the undersigned at the Annual Meeting and at all adjournments thereof, hereby ratifying and confirming all that the Attorneys and Proxies may do or cause to be done by virtue hereof. The above-named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

     1.   Election of seven Directors
          [  ]  FOR      [  ]  AGAINST

          [  ]  Thomas R. Kowalski          [  ]  Dr. Donald B. Brown
          [  ]  Larry A. Olsen              [  ]  William F. Sievers
          [  ]  Raymond  L.  Anilionis      [  ]  Ryan   R. Kowalski
          [  ]  Roger L. Morgan

          (INSTRUCTION:   TO  WITHHOLD  AUTHORITY  TO  VOTE  FOR   ANY
          INDIVIDUAL NOMINEE, MARK THE BOX NEXT TO NOMINEE'S NAME.)

     2. Approval of the appointment of Fortner, Bayens, Levkulich and Co., P.C. as independent auditors for 1999.

          [  ]  FOR      [  ]  AGAINST       [  ]  ABSTAIN

     3. Transaction of such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 2, AND FOR THE NOMINEES LISTED ABOVE IN PROPOSAL 1.

Please sign your name exactly as it appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:  __________________,1999
                                   _________________________________
                                   SIGNATURE

                                   _________________________________
                                   SIGNATURE IF HELD JOINTLY

PLEASE  MARK,  SIGN, DATE AND RETURN THE PROXY CARD  PROMPTLY.   NOTE:
SECURITIES  DEALERS PLEASE STATE THE NUMBER OF SHARES  VOTED  BY  THIS
PROXY:  ________

                                   11